SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report                            February 19, 1997
(Date of earliest event reported)

                                APPLE SOUTH, INC.
               (Exact Name of Registrant as Specified in Charter)


         Georgia                      0-19542                  59-2778983
(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)                File Number)          Identification No.)


       Hancock at Washington,
          Madison, Georgia                              30650
  (Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code          706-342-4552



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.       Other Events

     Proposed Acquisitions

         The Registrant has entered into an agreement to acquire McCormick & Schmick Holding Corp. ("McCormick & Schmick"), one of the nation's largest upper-end casual seafood restaurant groups. As of February 7, 1997, McCormick & Schmick had 16 restaurants in Oregon, Washington, California, Colorado and the District of Columbia. The Registrant will pay $53 million for this acquisition, of which approximately $50 million will be paid in cash and the remainder will be paid in the Registrant's Common Stock. The Registrant will assume approximately $15 million in debt in connection with the acquisition. The Registrant expects to complete this acquisition in the first quarter of 1997.

         The first McCormick & Schmick restaurant was acquired in 1972 by co-founders William McCormick and Doug Schmick. Both founders continue to manage the restaurant group and will remain as senior management following the acquisition by the Registrant.

         McCormick & Schmick restaurants offer fine, fresh seafood as well as meat, poultry, salads and pasta. The restaurants serve both lunch and dinner. Menus vary daily based on fresh product availability and price and usually feature over 85 items. Sales of alcoholic beverages accounted for approximately 30% of McCormick & Schmick's total sales during the year ended January 4, 1997.

         McCormick & Schmick restaurants range in size from 6,000 to 14,000 square feet with dining capacities for 130 to 290 customers. They are operated under the names "McCormick & Schmick's," "McCormick," "McCormick's," "Jakes," "McCormick & Kuleto's" and "Harborside."

         The Registrant also has entered into an agreement to acquire the Hops Grill & Bar restaurant system ("Hops Grill & Bar") which, as of February 7, 1997, operated 19 full-service, casual dining restaurants featuring an on-premise microbrewery. The purchase price for Hops Grill & Bar will be $31.5 million, which will be paid equally in cash and the Registrant's Common Stock. In addition, the Registrant will assume approximately $26.5 million of debt. The Registrant expects to complete this acquisition in the first quarter of 1997.

         The first Hops Grill & Bar restaurant was opened in Clearwater, Florida in 1989. Each restaurant offers a diverse menu of popular foods freshly prepared in a display kitchen, top choice steaks and prime rib, smoked baby back ribs, fresh fish, chicken and pasta dishes, deluxe burgers and sandwiches, hand-tossed salads with homemade dressings, appetizers, soups and desserts.

         As a complement to its menu, each Hops Grill and Bar restaurant offers lager-style beers and ales that are brewed on-premises. The restaurants utilize their original recipes to brew four distinctive lager-style
         beers and ales:   Clearwater Light,  Lightning Bold Gold,

         Hammerhead Red and A-1 Ale. An observation microbrewery at each restaurant allows customers to view the entire brewing process. Sales of alcoholic beverages accounted for approximately 18% of the total sales (with beer constituting 10% of total sales) during 1996.

         Hops Grill & Bar restaurants range in size from approximately 5,000 to 7,300 square feet. The observation microbreweries in the restaurants are an integral aspect of the design and occupy from 450 to 750 square feet. The restaurant dining bar areas seat from 160 to 240 customers. The cost of developing and opening a Hops Grill & Bar restaurant averaged approximately $1.4 million in 1996, excluding land costs and including approximately $160,000 in microbrewery equipment.

         An operating partner program is a key element of the Hops Grill & Bar development strategy. Under this program, each operating partner acquires a 10% interest in the restaurants developed within a specified geographic area. Each operating partner is an experienced operator who can provide local market knowledge and management. Five of the Hops Grill & Bar restaurants currently have an operating partner whose interest will remain in place after the acquisition by the Registrant. The Registrant expects that Hops Grill & Bar will continue this program following the acquisition.

         Unaudited Pro Forma Combined Financial Information

         The following pro forma combined statement of earnings for the year ended December 29, 1996 presents the results of the Registrant, combined with those of McCormick & Schmick and Hops Grill & Bar, as if such operations had been acquired at the beginning of 1996. The pro forma combined balance sheet has been prepared by combining the Registrant's balance sheet as of December 29, 1996 with the balance sheets of McCormick & Schmick as of January 4, 1997, and Hops Grill & Bar as of December 31, 1996. The pro forma information is based on the historical financial statements of the Registrant and the historical financial statements of the aforementioned companies adjusted to give effect to the purchase method of accounting and conformity to the Registrant's accounting policies.

         The purchase price paid and the consequent pro forma interest expense, amortization of goodwill and additional shares outstanding are based upon management's current valuation of the respective acquisitions; accordingly, the unaudited pro forma combined statement of earnings for the year ended December 29, 1996 is not indicative of the combined results of operations that would have resulted had the McCormick & Schmick acquisition or the Hops Grill & Bar acquisition occurred on the dates indicated nor are they necessarily indicative of the combined operating results that may be obtained in the future.

         For the purposes of the pro forma presentation, the cash portion of the McCormick & Schmick and Hops Grill & Bar acquisitions are being financed on an interim basis with borrowings under the Registrant's revolving lines of credit, with interest at a rate equal to LIBOR plus a margin that ranges between 60 to 125 basis points. The Registrant intends to repay the amounts borrowed for such acquisitions with the proceeds of an offering of non-registered convertible preferred trust securities described in an announcement included in the Registrant's Current Report on Form 8-K filed with the Commission on February 11, 1997. The convertible preferred trust securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The unaudited pro forma combined financial information presented herein assumes the completion of that offering at the beginning of 1996, and proceeds from that offering are assumed to be used to repay $96.5 million of indebtedness under the revolving credit agreements as of the beginning of 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       APPLE SOUTH, INC.


Date:  February 24, 1997                       By: /s/ Erich J. Booth
                                                       Erich J. Booth
                                                       Chief Financial Officer




                                Apple South, Inc.
                          Unaudited Pro Forma Combined
                              Statement of Earnings
                          Year Ended December 29, 1996
                      (In thousands, except per share data)


                                                McCormick &    Pro Forma    Pro Forma     Hops Grill   Pro Forma    Pro Forma
                                 Apple South      Schmick     Adjustments    Combined       & Bar     Adjustments   Combined
                                     (1)            (2)           (3)     (1)+(2)+(3)=(4)     (5)         (6)    (4)+(5)+(6)=(7)
                                   -------        --------      --------  ---------------  ---------   ---------  --------------

Restaurant sales                    $546,022      $65,680          -         $611,702       $42,330         -        $654,032
Restaurant operating expenses:
Food and beverage                    150,090       19,309          -          169,399        13,835         -         183,234
Payroll and benefits                 162,017       19,627          -          181,644        12,285         -         193,929
Depreciation and amortization         22,509          912          -           23,421         1,320       $214 (G)     24,955
Other operating expenses             125,781       15,607          -          141,388         9,606         -         150,994
---------------------------------------------------------------------------------------------------------------------------------
 Total restaurant operating expenses 460,397       55,455          -          515,852        37,046        214        553,112
---------------------------------------------------------------------------------------------------------------------------------
Income from restaurant
     operations                       85,625       10,225          -           95,850         5,284       (214)       100,920

General and administrative
     expenses                         26,329        4,866          -           31,195         1,841         -          33,036
Asset revaluation charges             27,700           -           -           27,700           -           -          27,700
---------------------------------------------------------------------------------------------------------------------------------
Operating income                     31,596         5,359          -           36,955         3,443       (214)        40,184
---------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
Interest expense                     (11,417)      (1,888)     ($3,337)(A)    (15,844)       (1,920)    (1,055)(H)    (18,249)
                                                                   798 (B)                                 570 (I)
Dividends on convertible
  preferred trust securities            -             -            -               -             -          -               -
Interest income                           69           95          -              164            -          -             164
Other, net                            (2,024)        (891)      (1,518)(C)     (3,542)         (262)      (795)(G)     (4,599)
                                                                   402 (C)
                                                                   489 (D)
---------------------------------------------------------------------------------------------------------------------------------
Total other income (expense)         (13,372)      (2,684)      (3,166)       (19,222)       (2,182)    (1,280)       (22,684)
---------------------------------------------------------------------------------------------------------------------------------
Earnings before elimination of
  minority partners' interest         18,224        2,675       (3,166)        17,733         1,261     (1,494)        17,500
Elimination of minority
  partners'interest                   -             -              -              -             175        -              175
---------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes          18,224        2,675       (3,166)        17,733         1,086     (1,494)        17,325
Income taxes                           6,550        1,043         (702)(E)      6,891            -        (378)(E)      6,926
                                                                                                           413 (J)
---------------------------------------------------------------------------------------------------------------------------------
Net earnings                         $11,674       $1,632      ($2,464)        10,842        $1,086    ($1,529)       $10,399
=================================================================================================================================

Primary earnings per share             $0.30                                    $0.27                                   $0.26
=================================================================================================================================
Primary weighted average
  number of shares                    39,369                       213 (F)     39,582                    1,050 (K)     40,632
=================================================================================================================================


                                Apple South, Inc.
                          Unaudited Pro Forma Combined
                              Statement of Earnings
                          Year Ended December 29, 1996
                      (In thousands, except per share data)


                                                      Adjustments
                                                    for convertible
                                                       preferred
                                        Pro Forma        trust         Pro Forma
                                         Combined      securities      Combined
                                     (4)+(5)+(6)=(7)      (8)           (7)+(8)
                                     ---------------  -----------     ----------

Restaurant sales                         $ 654,032         --         $ 654,032

Restaurant operating expenses:
Food and beverage                          183,234         --           183,234
Payroll and benefits                       193,929         --           193,929
Depreciation and amortization               24,955         --            24,955
Other operating expenses                   150,994         --           150,994
--------------------------------------------------------------------------------
  Total restaurant operating expenses      553,112         --           553,112
--------------------------------------------------------------------------------
Income from restaurant
  operations                               100,920         --           100,920

General and administrative
    expenses                                33,036         --            33,036
Asset revaluation charges                   27,700         --            27,700
--------------------------------------------------------------------------------
Operating income                            40,184         --            40,184
--------------------------------------------------------------------------------
Other income (expense):
Interest expense                           (18,249)      $6,465 (L)     (11,784)

Dividends on convertible
  preferred trust securities                  --         (6,500)(M)      (6,500)
Interest income                                164         --               164
Other, net                                  (4,599)        --            (4,599)


--------------------------------------------------------------------------------
Total other income (expense)               (22,684)         (35)        (22,719)
--------------------------------------------------------------------------------
Earnings before elimination of
     minority partners' interest            17,500          (35)         17,465
Elimination of minority
  partners' interest                           175         --               175
--------------------------------------------------------------------------------
Earnings before income taxes                17,325          (35)         17,290
Income taxes                                 6,926          (13)(E)       6,913
--------------------------------------------------------------------------------
Net earnings                             $  10,399       $  (22)      $  10,377
================================================================================

Primary earnings per share                   $0.26                    (N) $0.26
================================================================================
Primary weighted average
  number of shares                          40,632                    (N)40,632
================================================================================




                                                                                            Apple South, Inc.
                                                                                Unaudited Pro Forma Combined Balance Sheet
                                                                                       Year Ended December 29, 1996
                                                                                    (In thousands, except share data)



                                             McCormick &    Pro Forma    Pro Forma    Hops Grill    Pro Forma      Pro Forma
                               Apple South     Schmick     Adjustments   Combined        & Bar     Adjustments     Combined
                                   (1)           (2)           (3)    (1)+(2)+(3)=(4)     (5)          (6)      (4)+(5)+(6)=(7)
                                ---------     ----------   ---------- ---------------  ---------   -----------  ---------------
Assets
Current Assets:
  Cash and cash equivalents        $3,923        $1,847           -        $5,770       $2,123       ($867)(G)       $7,026
  Short-term investments               52           -             -            52          -             -               52
  Accounts receivable               4,568         1,315           -         5,883          114           -            5,997
  Inventories                       6,364           855           -         7,219          645           -            7,864
  Prepaid expenses and other        9,780           484           -        10,264          526           -           10,790
---------------------------------------------------------------------------------------------------------------------------------
    Total current assets           24,687         4,501           -        29,188        3,408        (867)          31,729

Premises and equipment, net        80,523        10,794           -       391,317       26,729       1,500 (G)      419,546
Franchise costs, net                5,880           -             -         5,880          -             -            5,880
Goodwill, net                      36,351        16,070     $44,640 (C)    97,061          -        31,784 (G)      128,845
Other assets                       10,386           -             -        10,386        1,351                       11,737
---------------------------------------------------------------------------------------------------------------------------------
                                 $457,827       $31,365     $44,640      $533,832      $31,488     $32,417         $597,737
=================================================================================================================================
Liabilities and Shareholders'
     Equity
Current liabilities:
  Accounts payable                $16,688        $2,834           -       $19,522       $2,158           -          $21,680
  Accrued liabilities              22,887         4,689           -        27,576        2,542       ($867)(G)       29,251
  Current installments
    of long-term debt                 286         2,823     ($2,823)(B)       286        3,121      (3,121)(I)          286
  Income taxes                        320           -             -           320          -             -              320
---------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities      40,181        10,346      (2,823)       47,704        7,821      (3,988)          51,537
---------------------------------------------------------------------------------------------------------------------------------

Long-term debt                    215,891        12,591      49,800 (C)   281,105       23,362      15,750 (G)      323,338
                                                              2,823 (B)                    -         3,121 (I)          -
Deferred income taxes              10,326            68          -         10,394          -             -           10,394
Interest of minority partners        -              -            -            -          2,089           -            2,089
---------------------------------------------------------------------------------------------------------------------------------
    Total liabilities             266,398        23,005      49,800       339,203       33,272      14,883          387,358
---------------------------------------------------------------------------------------------------------------------------------
Company-obligated mandatorily
  redeemable preferred securities
  of Apple South Financing I            -           -            -            -            -             -              -

Shareholders' equity:
  Preferred stock, $0.01 par value.
    Authorized 10,000,000 shares;
     none issued                        -          4,850     (4,850)(C)       -            -             -              -
  Common stock, $0.01 par value.
    Authorized 75,000,000 shares;
     39,124,925 issued.  40,387,925
     pro forma shares issued           391           -            2 (C)       393          -            10 (G)          403
  Additional paid-in capital       132,976           -        3,198 (C)   136,174       (1,784)     15,740 (G)      151,914
                                                                                                     1,784 (G)
  Retained earnings                 70,981         3,510     (3,510)(C)    70,981          -             -           70,981
  Treasury stock, at cost:
    677,508 shares                 (12,919)          -            -       (12,919)         -             -          (12,919)
---------------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity   191,429         8,360     (5,160)      194,629       (1,784)     17,534          210,379
---------------------------------------------------------------------------------------------------------------------------------
                                  $457,827       $31,365    $44,640      $533,832      $31,488     $32,417         $597,737
=================================================================================================================================



                                Apple South, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                          Year Ended December 29, 1996
                        (In thousands, except share data)

                                                       Adjustments
                                                     for Convertible
                                                        Preferred
                                        Pro Forma        Trust        Pro Forma
                                         Combined      Securities      Combined
                                      (4)+(5)+(6)=(7)    (8)          (7)+(8)
                                      ---------------  ----------     --------
Assets
Current Assets:
  Cash and cash equivalents             $   7,026         -          $   7,026
  Short-term investments                       52         -                 52
  Accounts receivable                       5,997         -              5,997
  Inventories                               7,864         -              7,864
  Prepaid expenses and other               10,790         -             10,790
--------------------------------------------------------------------------------
     Total current assets                  31,729         -             31,729

Premises and equipment, net               419,546         -            419,546
Franchise costs, net                        5,880         -              5,880
Goodwill, net                             128,845         -            128,845
Other assets                               11,737         -             11,737
--------------------------------------------------------------------------------
                                        $ 597,737         -          $ 597,737
================================================================================

Liabilities and Shareholders'
  Equity
Current liabilities:
  Accounts payable                      $  21,680         -         $  21,680
  Accrued liabilities                      29,251         -            29,251
  Current installments of
    long-term debt                            286         -               286
  Income taxes                                320         -               320
--------------------------------------------------------------------------------
    Total current liabilities              51,537         -            51,537
--------------------------------------------------------------------------------
Long-term debt                            323,338    ($ 96,500)(M)    226,838
                                              -           -               -
Deferred income taxes                      10,394         -            10,394
Interest of minority partners               2,089         -             2,089
--------------------------------------------------------------------------------
    Total liabilities                     387,358      (96,500)       290,858
--------------------------------------------------------------------------------
Company-obligated mandatorily
  redeemable preferred securities
  of Apple South Financing I                  -        100,000 (M)    100,000

Shareholders' equity:
  Preferred stock, $0.01 par value
    Authorized 10,000,000 shares:
    none issued                                 -           -             -
  Common stock, $0.01 par value
    Authorized 75,000,000 shares;
    39,124,925 issued; 40,387,925
     pro forma shares issued                  403         -               403
  Additional paid-in capital              151,914       (3,500)(M)    148,414

  Retained earnings                        70,981         -            70,981
  Treasury stock, at cost:
    677,508 shares                        (12,919)        -           (12,919)
--------------------------------------------------------------------------------
     Total shareholders' equity           210,379       (3,500)       206,879
--------------------------------------------------------------------------------
                                        $ 597,737          -        $ 597,737
================================================================================

                                       9

                                Apple South, Inc.
         Notes to the Unaudited Pro Forma Combined Financial Information

     The Company has entered into an agreement to acquire McCormick & Schmick for $53 million, comprised of approximately $49.8 million in cash and $3.2 million in Apple South Common Stock. The Company will also assume approximately $15 million in debt.

     (A) The increase in Interest expense reflects the accrual of interest on an additional approximate $49.8 million indebtedness assumed to be incurred in connection with the McCormick & Schmick acquisition. Interest has been included on the assumed debt at a rate of 6.7%, which approximates the Company's borrowing rate under its revolving credit agreements during 1996.

     (B) The decrease in Interest expense adjusts interest expense to an estimated rate of 6.7% on amounts assumed by the Company, which were owed by McCormick & Schmick during 1996. The estimated rate approximates the Company's borrowing rate under its revolving credit agreements during 1996.

     (C) The purchase price of the McCormick & Schmick acquisition has not been allocated to the respective assets, as it is impractical to do so at this time; however, the excess of cost over the fair value of tangible assets acquired and liabilities assumed is expected to be approximately $60.7 million. This excess will be allocated to goodwill to be amortized over 40 years. The pro forma adjustment to Other, net reflects amortization of goodwill and the elimination of goodwill amortization previously recorded by McCormick & Schmick. Goodwill amortization previously recorded by McCormick & Schmick in 1996 was approximately $402,000.

     (D) The pro forma adjustment to Other, net eliminates management consulting fees of approximately $382,000 and noncompete payments of approximately $107,000 made to McCormick & Schmick stockholders during 1996. In conjunction with Apple South's purchase agreement, these prior agreements will be canceled.

     (E) The pro forma adjustment of Income taxes reflects the income tax effect of the pro forma adjustments, except for any nondeductible portion of the excess of cost over the fair value of assets acquired and liabilities assumed (approximately $71 million of the approximate $91 million in estimated goodwill), assuming a 38% effective blended Federal and state rate.

     (F) The increase in Weighted average common and common equivalent shares outstanding reflects the approximate 213,000 shares of Apple South Common Stock to be issued in the McCormick & Schmick acquisition.

                                Apple South, Inc.
   Notes to the Unaudited Pro Forma Combined Financial Information (Continued)


     The Company has also entered into an agreement to acquire Hops Grill & Bar for $31.5 million, comprised of $15.75 million in cash and $15.75 million in
Apple South Common Stock. The Company will also assume approximately $26.5 million in debt and will acquire approximately $1.26 million in cash.

     (G) The purchase price of the Hops Grill & Bar acquisition has not been allocated to the respective assets, as it is impractical to do so at this time; however management estimates that approximately $1.5 million in additional value will be allocated to certain equipment and the excess of cost over the resultant fair value of tangible assets acquired and liabilities assumed is expected to be approximately $31.8 million. This excess will be allocated to goodwill to be amortized over 40 years. The pro forma adjustment to Other, net reflects amortization of goodwill. The pro forma adjustment to Cash and cash equivalents reflects cash that will be distributed in 1997 to shareholders of S corporations comprising Hops Grill & Bar. The pro forma adjustment to Depreciation and amortization reflects the preliminary allocation of purchase price and estimated useful lives.

     (H) The increase in Interest expense reflects the accrual of interest on an additional approximate $15.8 million indebtedness assumed to be incurred in connection with the Hops Grill & Bar acquisition. Interest has been included on the assumed debt at a rate of 6.7%, which approximates the Company's borrowing rate under its revolving credit agreements during 1996.

     (I) The decrease in Interest expense adjusts interest expense to an estimated rate of 6.7% on amounts assumed by the Company, which were borrowed by Hops Grill & Bar during 1996. The estimated rate approximates the Company's borrowing rate under its revolving credit agreements during 1996.

     (J) Hops Grill & Bar is composed of a number of S corporations which were not subject to corporate income taxes in 1996. The pro forma adjustment of Income taxes reflects income taxes as if Hops Grill & Bar were subject to corporate income taxes assuming a 38% blended Federal and state rate.

     (K) The increase in Weighted average common and common equivalent shares outstanding reflects the 1,050,000 shares of Apple South Common Stock to be issued in the Hops Grill & Bar acquisition.

     (L) The decrease in Interest expense reflects the assumed repayment of a portion of amounts outstanding under the Company's revolving credit agreements from the proceeds of an offering of non-registered convertible preferred trust securities. After deducting expenses of the offering, net proceeds available to the Company are expected to amount to approximately $96.5 million.

                                Apple South, Inc.
   Notes to the Unaudited Pro Forma Combined Financial Information (Continued)


     (M) To record the issuance, use of proceeds and dividends on the convertible preferred trust securities being issued.

     (N) Fully diluted earnings per share and fully diluted weighted average number of shares would have included approximately 6,000,000 shares of Apple South Common Stock issuable upon conversion of the convertible preferred trust securities and the elimination of dividends related to the convertible preferred trust securities; however, the effect would be anti-dilutive and therefore is not presented.












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